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                                                                  Exhibit 10.26

                         FIRST AMENDMENT TO OFFICE LEASE
                                   (LONG TERM)

     THIS FIRST AMENDMENT TO LEASE (this "Amendment"), dated as of the 14th day of October, 1997, is entered into by and between ZORO, LLC, a California limited liability company ("LANDLORD"), and SILICON VALLEY INTERNET PARTNERS, a California corporation ("TENANT"). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

     THE PARTIES ENTER into this Amendment on the basis of the following facts, understandings and intentions:

          A. Landlord and Tenant entered into that certain Office Lease (Gross) dated June 26, 1997 (the "LEASE"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises more particularly described therein (the "PREMISES"), and located on the third (3rd) floor of the building owned by Landlord at 699 Eighth Street, San Francisco, California (the "BUILDING").

          B. Landlord and Tenant wish to provide for certain termination rights in the event certain work required under the Lease is not timely commenced.

     NOW, THEREFORE, based on the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. TERMINATION FOR FAILURE TO COMMENCE LANDLORD'S WORK. Notwithstanding anything to the contrary in the Lease, if Landlord has not commenced actual physical construction of Landlord's Work in accordance with final, Tenant approved Tenant's Plans, by February 1, 1998, either Landlord or Tenant may terminate the Lease by written notice to the other party, said termination to be effective * If Landlord elects to terminate the Lease for any reason other than
(i) a material default by Tenant under the Lease

                              * ten (10) days after the delivery of said notice.

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(including, specifically, the terms of Exhibit B to the Lease), or (ii) the failure or refusal of the appropriate local governmental agency to issue a building permit for Landlord's Work based on the most recent set of plans and specifications submitted to said agency for approval, Landlord shall be deemed to have breached the Lease by its election to terminate the Lease, and Tenant shall be entitled to recover any and all damages proximately resulting from such breach, including without limitation, any costs incurred by Tenant as a result of the relocation of Tenant's business operations from the temporary premises occupied by Tenant in the Building over and above that which Tenant would have incurred in relocating to the Premises demised under the Lease. If Landlord terminates the Lease because of a material default by Tenant under the Lease, Landlord shall be entitled to recover any and all damages provided for under the Lease upon the occurrence of an Event of Default. If Tenant elects to terminate the Lease for any reason other than (iii) a material default by Landlord under the Lease (including, specifically, the terms of Exhibit B to the Lease), or
(iv) the failure or refusal of the appropriate local governmental agency to issue a building permit for Landlord's Work based on the most recent set of plans and specifications submitted to said agency for approval, Tenant shall be deemed to have breached the Lease by its election to terminate the Lease, and Landlord shall be entitled to recover any and all damages provided for under the Lease upon the occurrence of an Event of Default. If Tenant terminates the Lease because of a material default by Landlord under the Lease, Tenant shall be entitled to recover any and all damages proximately resulting from such breach, including without limitation, any costs incurred by Tenant as a result of the relocation of Tenant's business operations from the temporary premises occupied by Tenant in the Building over and above that which Tenant would have incurred in relocating to the Premises demised under the Lease. If either Landlord or Tenant terminates the Lease due to the failure or refusal of the appropriate governmental agency to issue a building permit as hereinabove provided, the Lease shall be deemed terminated upon the mutual agreement of the parties, without penalty or charge to either party.

     2. OUTSIDE DATE FOR COMPLETION OF TENANT IMPROVEMENTS. The last sentence of
Section 2.1 of the Lease is hereby amended to delete the reference to "December 1, 1997," and to substitute in lieu thereof the date July 31, 1998.

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     3. NEW ADDRESS. Paragraph D of the Basic Lease Information of the Lease is
amended to reflect the new address of the Building: 650 Townsend Street, San Francisco, CA.

     4. NO DEFAULT. Tenant represents that there are no defaults of Landlord under the Lease nor any existing conditions which upon the giving of notice or the lapse of time, or both, would constitute a default under the Lease.

     5. FULL FORCE AND EFFECT. Except as amended hereby, the Lease remains unamended, and as amended hereby the Lease is in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        "LANDLORD"

                                        ZORO, LLC,
                                        a California limited liability company

                                        By: /s/ Signature Illegible
                                            -----------------------------------

                                        Its: Managing Member

                                        "TENANT"

                                        SILICON VALLEY INTERNET PARTNERS,
                                        a California corporation

                                        By: /s/ Signature Illegible
                                            -----------------------------------

                                        Its: President: CEO

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